UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

PROTEO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30728	90-0019065
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 Business Center Drive, Irvine, California 92612
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 253-4155

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01        Entry Into a Material Definitive Agreement

On April 10, 2019, the Registrant entered into a Preferred Stock Purchase Agreement (the “Agreement”) with SENATUS AG, a Swiss corporation (the “Investor”). Pursuant to the Agreement, the Registrant agreed to issue and sell to the Investor 1,000,000 shares of the Registrant’s Series B-2 Preferred Stock (the “Purchase Shares”) at the price of EUR 1.00 per share (the “Purchase Price”), for an aggregate purchase price of EUR 1,000,000. An initial closing of 100,000 of the Purchase Shares will occur on June 30, 2019 or on such earlier date as the Investor and Registrant may agree (the “Initial Closing Date”). The Investor agreed to deliver EUR 100,000, which is the Purchase Price with respect to such Purchase Shares, on or before the Initial Closing Date. Subsequent closings of the remaining Purchase Shares will occur on the fifth (5th) business day after such date or dates that Investor delivers all or a portion of the Purchase Price with respect to such Purchase Shares; provided, however, that Investor shall deliver the Purchase Price for all remaining Purchase Shares on or before June 30, 2020. The terms of the Series B-2 Preferred Stock are described in Item 3.03 below.

Item 3.02        Unregistered Sales of Equity Securities

On April 10, 2019, the Registrant entered into the Agreement described in Item 1.01 above. Pursuant to the Agreement, the Registrant will issue to the Investor 1,000,000 shares of Series B-2 Preferred Stock in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the exemptions available under Regulation S and the rules promulgated thereunder.

Item 3.03        Material Modification of Rights of Security Holders

On April 8, 2019, the Registrant filed a Certificate of Designation with the Secretary of State of the State of Nevada to designate 1,000,000 shares of its authorized preferred stock as Series B-2 Preferred Stock. The rights, preferences, and privileges of the Series B-1 Preferred Stock are as follows:

•	Holders of shares of Series B-2 Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors preferential dividends at the per share rate of 1.5 times the per share amount of each and any cash and non-cash dividend distributed to the holders of the Registrants common stock.
•	Except as otherwise required by law, the Series B-2 Preferred Stock shall have no voting rights and not be entitled to vote as a separate class on a matter to be voted on by stockholders of the Registrant.
•	Upon any liquidation, voluntary or otherwise, dissolution or winding up of the Registrant, holders of Series B-2 Preferred Stock will be entitled to receive per share distributions equal to 1.5 times the rate of per share distributions to be made to the holders of the Registrant’s common stock.
•	In the event the Registrant enters into any consolidation, merger, combination or other transaction in which the shares of common stock of the Registrant are exchanged into other stock or securities, cash and/or any other property, then in any such case each share of Series B-2 Preferred Stock shall automatically be simultaneously exchanged for or converted into the same stock or securities, cash and/or other property at a rate per share equal to 1.5 times the rate per share that the common stock is being exchanged or converted.

The foregoing description of the terms of the Series B-2 Preferred Stock is qualified in its entirety by the provisions of the Certificate of Designation filed as Exhibit 3.1 attached hereto.

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Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2019, the Registrant filed a Certificate of Designation with the Secretary of State of the State of Nevada to designate 1,000,000 shares of its authorized preferred stock as Series B-2 Preferred Stock. The Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference, describes the rights, preferences and privileges of the Series B-2 Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits. The following materials are filed as exhibits to this Current report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Designation of Series B-2 Preferred Stock dated April 8, 2019
10.8	Preferred Stock Purchase Agreement dated April 10, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEO, INC.

Date: April 11, 2019	By: /s/ Oliver Wiedow
Oliver Wiedow
Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Designation
10.8	Preferred Stock Purchase Agreement

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